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                                                                EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the Form 8-K to be filed by West Coast Entertainment Corporation ("Registrant") of our report dated January 26, 1996 relating to the combined financial statement of West Coast Entertainment, Inc. and Affiliates which included in the Registration Statement on Form S-1 (No. 333-00272) filed by the Registrant on May 3, 1996.



                                  /s/ Miller, Glusman, Footer & Mayarick, P.C.
                                  --------------------------------------------
                                      Miller, Glusman, Footer & Mayarick, P.C.

May 31, 1996
Philadelphia, PA